UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 23, 2016

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Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)

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Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 422-2121
(Former name or former address, if changed since last report.)
 _____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed by Marathon Petroleum Corporation (the “Company”), Richard D. Bedell, Senior Vice President, Refining, will retire on March 1, 2016. In light of Mr. Bedell’s thirty-six years of service to the Company and its predecessors and his significant contributions and leadership, on February 23, 2016, the Company took action to accelerate the vesting of his unvested restricted stock and MPLX LP phantom units that would otherwise be forfeited upon his retirement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 24, 2016, the Board of Directors of the Company approved and adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), as summarized below.

Article II, Section 2.12 was added to the Bylaws to implement proxy access for eligible shareholders. Article II, Section 2.12 permits an eligible shareholder, which includes an eligible group of 20 or fewer shareholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two directors or 20% of the number of directors currently serving on the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.
Article I, Section 1.9(b) to the Bylaws was amended to implement majority voting in uncontested director elections beginning with the Company’s annual meeting of shareholders next following the end of calendar year 2016. Under Article I, Section 1.9(b), each director will be elected by the vote of the majority of the votes cast with respect to that director’s election, except that in a contested election, as defined in the Bylaws, directors will be elected by plurality vote.
If, in an election that is not a contested election, a director does not receive a majority of the votes cast, Article I, Section 1.9(b), requires that such director submit an irrevocable resignation to the Corporate Governance and Nominating Committee of the Board, or such other committee as designated by the Board. The committee will make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board will act on the resignation, taking into account the committee’s recommendation, and within 90 days following certification of the election results shall publicly disclose its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision. The committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.
This description of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.
On February 24, 2016, the Company issued a press release announcing the Chairman of the Board of Directors, Thomas J. Usher, will retire following the Company’s annual meeting of shareholders on April 27, 2016. The Company’s Board of Directors has elected Gary R. Heminger, the Company’s President and Chief Executive Officer, to succeed Mr. Usher as Chairman of the Board of Directors and assume this role in addition to his current duties. Additionally, the Board elected David A. Daberko as the Lead Director of the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Marathon Petroleum Corporation
99.1	Marathon Petroleum Corporation Press Release dated February 24, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: February 29, 2016	By:	/s/ Timothy T. Griffith
Name: Timothy T. Griffith
Title: Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Marathon Petroleum Corporation
99.1	Marathon Petroleum Corporation Press Release dated February 24, 2016